Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Vanguard New Jersey Tax-Free
Fundsand the Shareholders of Vanguard New Jersey Tax-Exempt
Money MarketFund and Vanguard New Jersey Long-Term Tax-Exempt
Fund:

In our opinion, the accompanying statements of net assets and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Vanguard New Jersey Tax-Exempt Money Market
Fund and Vanguard New Jersey Long-Term Tax-Exempt Fund (constituting Vanguard New Jersey Tax-Free Funds, hereafter referred to as the ?Funds?)
at November 30, 2015, the results of each of their operations for the year then ended, the changes in each of their net assetsfor each of the two years in the period then ended, and the financial highlightsfor each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management.
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at November 30, 2015 by correspondence with the custodian and brokers and the application of alternative auditing procedures where securities purchased had not been received, provide a reasonable basis for our opinion.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
January 13, 2016